UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

ROSETTA STONE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AMENDMENT TO PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2020

EXPLANATORY STATEMENT

This Amendment to Schedule 14A (the “Amendment”) is being filed to amend the definitive proxy statement (the “Proxy Statement”) of Rosetta Stone, Inc. (the “Company”) in connection with its 2020 annual meeting of stockholders (the “Annual Meeting”), which was filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2020.  The sole purpose of this Amendment is (i) to correct the description of the stockholder vote required to adopt the amendment to Article VI of the Company’s Second Amended and Restated Certificate of Incorporation as described in Proposal 4 of the Proxy Statement and (ii) to correct the number of shares outstanding and entitled to vote at the Annual Meeting as of April 20, 2020, the record date for the Annual Meeting. Except as specifically amended herein, all information in the Proxy Statement remains unchanged. No other changes have been made to the Proxy Statement.

The first paragraph under the heading “Vote Required for Approval,” which appears on page 74 of the Proxy Statement, is amended and restated to read in its entirety as follows:

Vote Required for Approval

In order to be approved, this proposal must be approved by the affirmative vote of the holders of at least 66 2/3% of the total voting power of the shares outstanding on the Record Date and entitled to vote on the proposal. Abstentions and broker non-votes with respect to this proposal will have the same effect as a vote “Against” the proposal.

In addition, the second sentence under the heading “Record Date, Outstanding Shares and Quorum,” which appears on page 1 of the Proxy Statement, is amended and restated to read in its entirety as follows:

On the Record Date, we had approximately 24,074,417 shares outstanding and entitled to vote.

If you have already submitted a proxy and do not wish to change your vote, you do not need to take any further action. If you have submitted a proxy and wish to change your vote and are a stockholder of record, you may change your vote and revoke your proxy by (i) delivering written notice of revocation to our General Counsel and Secretary by email to corporatesecretary@rosettastone.com, provided such statement is received no later than June 10, 2020, (ii) voting again by Internet or telephone before the closing of voting facilities at 11:59 p.m. (Eastern Time) on June 10, 2020 for shares held directly, and on June 8, 2020 for shares held in a plan, (iii) submitting a properly signed proxy card with a later date that is received no later than June 10, 2020 or (iv) revoking your proxy and voting in person at the Annual Meeting. If you hold your shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares. Please note that attendance at the Annual Meeting will not by itself revoke a proxy.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SUBMIT A PROXY FOR YOUR SHARES BY INTERNET OR TELEPHONE OR BY SIGNING, DATING AND RETURNING A PROXY CARD, AS APPLICABLE, AS DESCRIBED IN THE PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.